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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

To the Stockholders of
Swiss Natural Foods, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated April 7, 1999, except for Note 13 as to which the date is August 18, 1999; on the financial statements of Swiss Natural Foods, Inc., which appear in such Prospectus. We also consent to the reference to our Firm under the captions "Experts" and "Summary of Financial Data" in such Prospectus.

                                                    GOLDSTEIN GOLUB KESSLER LLP

New York, New York
August 19, 1999